Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Conduent Incorporated Performance Incentive Plan and the Conduent Incorporated Equity Compensation Plan for Non-Employee Directors of our report dated June 30, 2016 relating to the combined financial statements, which appears in Conduent Incorporated’s Form 10-12B (File No. 001-37817) effective as of November 8, 2016, filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

Stamford, CT

December 29, 2016